Exhibit 99.1

Super Micro Computer, Inc. Announces 4th Quarter and Fiscal Year 2009 Financial Results

SAN JOSE, Calif., August 5, 2009 (BUSINESS WIRE) – Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2009.

Fiscal 4th Quarter Highlights

•	Quarterly net sales of $123.5 million, up 12.7% from the third quarter of fiscal year 2009 and down 17.1% from the same quarter of last year.

•	Net income of $2.4 million, up 91.6% from the third quarter of fiscal year 2009 and down 65.6% from the same quarter of last year.

•	Gross margin of 16.6%, up from 14.9% in the third quarter of fiscal year 2009 and down from 19.1% from the same quarter of last year.

•	Server Solutions accounted for 36.7% of net sales compared with 39.1% in the third quarter of fiscal year 2009 and 38.7% in the same quarter of last year.

•	Showcased densest and greenest HPC solutions and smashed the 1U server performance records

Net sales for the fourth quarter ended June 30, 2009 totaled $123.5 million, down 17.1% from $148.9 million in the fourth quarter of fiscal year 2008. No customer accounted for more than 10% of net sales during the quarter.

Net income for the fourth quarter of fiscal year 2009 was $2.4 million or $0.06 per diluted share, a decrease of 65.6% from the net income of $6.8 million, or $0.18 per diluted share in the same period a year ago. Included in net income for the quarter was $1.7 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the fourth quarter was $3.8 million, or $0.10 per diluted share, compared to non-GAAP net income of $8.1 million, or $0.21 per diluted share, in the same quarter of last year. On a sequential basis, non-GAAP net income increased from the third quarter of fiscal year 2009 by $1.3 million or $0.04 per diluted share.

Gross margin for the fourth quarter decreased to 16.6%, compared to 19.1% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 16.7% compared to 19.2% in the same period a year ago. On a sequential basis, non-GAAP gross margin increased by 1.7% from 15.0% in the third quarter of fiscal year 2009. Fourth quarter of fiscal year 2009 gross margin was positively impacted by increase in shipment of our latest 2U Twin2 server, GPU-optimized solution and many other products incorporating new processors from Intel and AMD.

The Company ended the fourth quarter of fiscal year 2009 with $85.0 million in cash and cash equivalents, short and long term investments compared to $67.6 million at the end of fourth quarter of fiscal year 2008.

Fiscal Year 2009 Summary

Net sales for the fiscal year ended June 30, 2009 were $505.6 million, down 6.5% from $540.5 million for the fiscal year ended June 30, 2008. Net income for fiscal year 2009 decreased to $16.1 million, or $0.41 per diluted share, a decrease of 36.6% from $25.4 million, or $0.65 per diluted share, for fiscal year 2008. Excluding stock based-compensation expense and related tax effect, non-GAAP net income for the fiscal year 2009 was $21.3 million or $0.54 per diluted share, a decrease of 27.0% compared to $29.1 million or $0.75 per diluted share for fiscal year 2008.

Business Outlook & Management Commentary

The Company expects net sales to be between $128 million to $138 million for the first quarter of fiscal year 2010 ending September 30, 2009. Supermicro has historically seen a seasonally slower rate of growth in net sales in the fiscal first quarter, despite the historical trend, this year we expect sequential growth, because of our very strong new product innovations, additional new market segment wins and a recovering economy. The Company expects non-GAAP earnings per diluted share of approximately $0.11 to $0.14 for the first quarter.

“During fiscal year 2009, we have invested even more aggressively in our R&D and expanded our portfolio of application optimized server product lines while managing our expenses during these challenging economic times. With our strong new architecture product lines and major technology launches behind us, including 2U Twin² hot swappable servers, GPU (Graphic Processing Unit) optimized solutions, and the strongest new Nehalem product lines, I believe that we are well positioned for growth as the economy is also slowly recovering” said Charles Liang, President and Chief Executive Officer of Super Micro Computer. “Fiscal year 2009 was a challenging year from an economic standpoint but also a very exciting year from a technology development standpoint. However, we have met those challenges and continued our traditions of (1) being profitable for sixteen consecutive years and (2) always first to market with the latest in technology and delivering the broadest breath of application optimized solutions to our customers. Indeed, the value we provide to our partners and customers is much more outstanding today than it has been in the past.”

It is currently expected that the outlook will not be updated until the release of the Company’s next quarterly earnings announcement, notwithstanding subsequent developments; however, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. Those wishing to participate in the conference call should call 888-637-7746 (international callers dial 913-312-0954) 10 minutes prior to registering. A replay of the call will be available until 11:59 pm ET on Wednesday, August 19, 2009 by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN 8479500. The live web cast and replay of the call will be available on the Investor Relations section at www.supermicro.com, with the replay beginning approximately two hours after the conclusion of the call and will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86 based servers, blade servers and embedded applications, increased competition, difficulties of predicting timing of new product introductions, customer acceptance of new products, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2009	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$70,295	$51,481
Short-term investments	347	57
Accounts receivable, net	45,709	49,501
Inventories, net	90,044	85,683
Deferred income taxes – current	8,644	8,663
Prepaid income taxes	3,256	2,661
Prepaid expenses and other current assets	1,723	1,837

Total current assets	220,018	199,883
Long-term investments	14,355	16,106
Property, plant and equipment, net	44,960	45,602
Deferred income taxes – noncurrent	1,917	939
Restricted assets	1,766	1,728
Other assets	119	127

Total assets	$283,135	$264,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,532	$80,962
Accrued liabilities	13,918	14,790
Income taxes payable	—	189
Advances from receivable financing arrangements	1,220	1,173
Current portion of capital lease obligations	42	57
Current portion of long-term debt	319	320

Total current liabilities	89,031	97,491
Long-term capital lease obligations-net of current portion	66	108
Long-term debt-net of current portion	9,675	9,981
Other long-term liabilities	5,741	4,934

Total liabilities	104,513	112,514
Stockholders’ equity:
Common stock and additional paid-in capital	81,893	69,434
Deferred stock-based compensation	(110)	(675)
Treasury stock (at cost)	(2,030)	—
Accumulated other comprehensive loss	(801)	(451)
Retained earnings	99,670	83,563

Total stockholders’ equity	178,622	151,871

Total liabilities and stockholders’ equity	$283,135	$264,385

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net sales	$123,453	$148,866	$505,609	$540,503
Cost of sales	102,998	120,439	416,899	436,950

Gross profit	20,455	28,427	88,710	103,553
Operating expenses:
Research and development	8,836	8,794	34,514	30,537
Sales and marketing	4,072	5,300	17,119	18,191
General and administrative	3,823	3,755	13,824	14,554

Total operating expenses	16,731	17,849	65,457	63,282
Income from operations	3,724	10,578	23,253	40,271
Interest income	54	239	476	1,558
Interest expense	(220)	(277)	(930)	(1,025)

Income before income tax provision	3,558	10,540	22,799	40,804
Income tax provision	1,200	3,692	6,692	15,385

Net income	$2,358	$6,848	$16,107	$25,419

Net income per share:
Basic	$0.07	$0.21	$0.47	$0.81

Diluted	$0.06	$0.18	$0.41	$0.65

Shares used in per share calculation:
Basic	34,734,058	32,556,476	34,217,571	31,354,956

Diluted	39,171,559	38,993,462	39,155,727	38,843,151

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Fiscal Year Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Cost of sales	$157	$169	$578	$523
Research and development	737	597	2,608	1,817
Sales and marketing	237	188	826	641
General and administrative	552	365	1,649	1,187

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Fiscal Year Ended June 30,
	2009	2008
OPERATING ACTIVITIES:
Net income	$16,107	$25,419
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	3,653	2,664
Stock-based compensation expense	5,661	4,168
Allowance for doubtful accounts	299	334
Allowance for sales returns	4,248	5,631
Provision for inventory	1,459	6,850
Loss on disposal of property, plant and equipment	40	17
Deferred income taxes	(732)	(3,047)
Changes in operating assets and liabilities:
Accounts receivable, net	(755)	(22,040)
Inventories	(5,820)	(25,761)
Prepaid expenses and other assets	116	9
Accounts payable	(6,914)	18,624
Prepaid income taxes/income taxes payable	4,522	1,239
Accrued liabilities	(872)	736
Other long-term liabilities	807	3,659

Net cash provided by operating activities	21,819	18,502

INVESTING ACTIVITIES:
Proceeds from investments	942	20,628
Purchases of investments	(58)	(22,480)
Purchases of property, plant and equipment	(3,561)	(16,085)
Restricted assets	(38)	(1,671)

Net cash used in investing activities	(2,715)	(19,608)

FINANCING ACTIVITIES:
Repayment of long-term debt	(307)	(1,254)
Proceeds from exercise of stock options	2,057	2,932
Payment of obligations under capital leases	(57)	(126)
Advances under receivable financing arrangements	47	191
Payment to acquire treasury stock	(2,030)	—
Payment of offering costs	—	(20)

Net cash (used in) provided by financing activities	(290)	1,723

Net increase in cash and cash equivalents	18,814	617
Cash and cash equivalents at beginning of year	51,481	50,864

Cash and cash equivalents at end of year	$70,295	$51,481

Supplemental disclosure of cash flow information:
Cash paid for interest	$930	$1,025
Cash paid for taxes, net of refunds	$3,648	$13,255
Non-cash investing and financing activities:
Equipment purchased under capital leases	$—	$133
Reversals of deferred stock-based compensation for cancellation of stock options	$3	$24
Accrued costs for property, plant and equipment purchases	$447	$885
Changes in fair values of investments	$(577)	$(744)

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
GAAP GROSS PROFIT	$20,455	$28,427	$88,710	$103,553
Add back stock-based compensation (a)	157	169	578	523

Non-GAAP GROSS PROFIT	$20,612	$28,596	$89,288	$104,076

GAAP GROSS MARGIN	16.6%	19.1%	17.5%	19.2%
Add back stock-based compensation (a)	0.1%	0.1%	0.2%	0.1%

Non-GAAP GROSS MARGIN	16.7%	19.2%	17.7%	19.3%

GAAP INCOME FROM OPERATIONS	$3,724	$10,578	$23,253	$40,271
Add back stock-based compensation (a)	1,683	1,319	5,661	4,168

Non-GAAP INCOME FROM OPERATIONS	$5,407	$11,897	$28,914	$44,439

GAAP NET INCOME	$2,358	$6,848	$16,107	$25,419
Add back stock-based compensation (a)	1,683	1,319	5,661	4,168
Add back adjustments to tax provision (b)	(270)	(112)	(502)	(445)

Non-GAAP NET INCOME	$3,771	$8,055	$21,266	$29,142

GAAP NET INCOME PER SHARE – BASIC	$0.07	$0.21	$0.47	$0.81
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.04	0.04	0.15	0.12

Non-GAAP NET INCOME PER SHARE – BASIC	$0.11	$0.25	$0.62	$0.93

GAAP NET INCOME PER SHARE – DILUTED	$0.06	$0.18	$0.41	$0.65
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.04	0.03	0.13	0.10

Non-GAAP NET INCOME PER SHARE – DILUTED	$0.10	$0.21	$0.54	$0.75

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC – GAAP	34,734,058	32,556,476	34,217,571	31,354,956

BASIC – Non-GAAP	34,734,058	32,556,476	34,217,571	31,354,956

DILUTED – GAAP	39,171,559	38,993,462	39,155,727	38,843,151

DILUTED – Non-GAAP	39,467,254	39,099,603	39,339,871	39,026,389

(a)	Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three months and fiscal year ended June 30, 2009 and 2008.
(b)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 28.0% and 32.1% for the three months ended June 30, 2009 and 2008, respectively and 25.3% and 35.2% for the fiscal year ended June 30, 2009 and 2008, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com